Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136361) and on Form S-8 (Nos. 33-37529, 33-44230, 33-55329, 33-63805, 333-04099, 333-07385, 333-65227, 333-71259, 333-71355, 333-74229, 333-75819, 333-90381, 333-52840, 333-44766, 333-66978, 333-68594, 333-100624, 333-106566, 333-112267, 333-128531, 333-129872, 333-147399 and 333-148672) of Medtronic, Inc. of our report dated February 28, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Kyphon Inc., which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

San Jose, California

January 16, 2008